STATE
~~Territory~~ of Alaska

Department of Finance

Juneau

CERTIFICATE OF INCORPORATION

The undersigned, as Assistant Director of Finance of the ~~Territory~~ State of Alaska, hereby certifies that duplicate originals of Articles of Incorporation of THE LITTLE SQUAW MINING COMPANY

duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Assistant Director of Finance, and by virtue of the authority vested in him by law, ~~hereby~~ issues this Certificate of Incorporation of

THE LITTLE SQUAW MINING COMPANY

and attaches hereto a duplicate original of the Articles of Incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this 26th day of March, A.D. 1959

Richard Greer

Assistant DIRECTOR OF FINANCE

ARTICLES OF INCORPORATION

OF

THE LITTLE SQUAW MINING COMPANY

* * * * * * * * * *

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Alaska Business Corporation Act do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is

THE LITTLE SQUAW MINING COMPANY

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

(a) To acquire by appropriation, discovery, location, lease, license, grant, bond, option, devise, purchase agreement or otherwise and to hold, own, possess, enjoy, develop, mine, work, operate and exploit copper, silver, gold, and other mineral lode or placer mines or deposits, tunnels, mining and tunneling property, and any right, title or interest therein and also such lands, mills, mill sites, tunnel sites, buildings, constructions, plants, appliances, equipments, fixtures, machinery, discoveries, improvements,

dumps and dump rights, ditches, flumes, pipes and pipe lines, reservoirs, water, ditch and reservoir rights or priorities, railways, tramways, rights of way, easements, appurtenances, privileges, franchises and other property or property rights, real or personal, as may be deemed by the directors for the time being of said corporation to be necessary or desirable for the practical working development, mining, exploitation or enjoyment of all or any of the corporation's properties acquired.

(b) To purchase, construct, lease or otherwise acquire, operate, maintain and repair milling, concentration, reducing, smelting and refining works for the treatment, reduction, smelting or refining, for hire or otherwise, of metalliferous or other ores, and the extraction or concentration of the metals contained therein.

(c) To purchase, erect, lease or otherwise acquire, maintain and operate buildings, machinery, constructions, works and plants for the sampling and treatment of metalliferous or other ores; and to buy, reduce, smelt, mill, sell and generally deal in all kinds of ores, concentrates, tailings, mill or smelter products, bullion, metals and minerals, either on its own account or on commission or otherwise for other persons or corporations.

(d) To acquire by appropriation, location, purchase, lease or otherwise, water and water rights, ditches and ditch rights and water priorities and apply the same to beneficial uses, and to purchase or construct, operate and maintain ditches and flumes for the distribution of water for irrigation, sanitary, domestic and other uses.

(e) To acquire by purchase, occupation, lease, gift, exchange, or otherwise, and to hold, occupy, improve, develop, subdivide, use and enjoy, and to rent, lease, convey, contract to sell, sell or otherwise dispose of and deal in real property improved or unimproved, of every kind and description and all interests and estates therein of whatsoever nature, and to erect buildings and structures of every kind and description.

(f) To purchase, construct, lease, operate and maintain buildings, constructions, machinery, appliances, equipments, fixtures, easements and appurtenances for compressing air and other gases,

and for the proper distribution of the same by means of pipes, pipe lines or otherwise.

(g) To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or cproration.

(h) To acquire, hold, use, sell, assign, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

(i) To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

The corporate powers enumerated in the Business Corporation Act are by reference thereto adopted as part of the powers of this corporation, and the several clauses contained in the foregoing statement of purposes shall be construed both as purposes, and powers in addition thereto, and the statements contained in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clauses, but shall be regarded as independent purposes and powers. The business or purpose of this corporation, is from time to time to do any one or more

of the acts and things herein set forth and it is hereby expressly provided that the enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the powers of this corporation.

ARTICLE FOUR

The total number of shares of stock which the corporation shall have authority to issue is six million (6,000,000), of the par value of Ten Cents ($ .10) each, amounting in the aggregate to Six Hundred Thousand Dollars ($600,000.00).

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00).

ARTICLE SIX

The address of the initial registered office of the corporation is 200 Seward Building, c/o C T Corporation System, Juneau, Alaska and the name of its registered agent is C T Corporation System.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first

annual meeting of shareholders or until their successors are elected and qualified are:

NAMES	ADDRESSES
Eskil Anderson	310 Radio Central Bldg. Spokane, Washington
E. K. Barnes	310 Radio Central Bldg. Spokane, Washington
Karl W. Jasper	310 Radio Central Bldg. Spokane, Washington

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAMES	ADDRESSES
Eskil Anderson	310 Radio Central Bldg. Spokane, Washington
E. K. Barnes	310 Radio Central Bldg. Spokane, Washington
Karl W. Jasper	310 Radio Central Bldg. Spokane, Washington

IN WITNESS WHEREOF, we have hereunto set our hands, this 20th day of March, 1959.

Eskil Anderson

E. K. Barnes

Karl W. Jasper

STATE OF WASHINGTON)
) SS:
COUNTY OF SPOKANE)

I, Alan O'Kelly, a notary public do hereby certify that on this 20th day of March, 1959, personally appeared before me, Eskil Anderson, E. K. Barnes and Karl W. Jasper, who each being by me first duly sownr, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

Alan P. O'Kelly
Notary Public in and for the State of Washington residing at Spokane.

OATH OF DIRECTORS

STATE OF WASHINGTON)
: SS.
COUNTY OF SPOKANE)

KARL W. JASPER, E. K. BARNES, ESKIL ANDERSON, ALAN P. O'KELLY, and JOHN HUNEKE, being first duly sworn each for himself and not one for the other, deposes and says: I am the person who has been elected as one of the Directors of THE LITTLE SQUAW MINING COMPANY; that I will perform the duties of said office according to the constitution and laws of the State of Alaska and of the United States to the best of my ability.

Karl W. Jasper
Karl W. Jasper

E. K. Barnes
E. K. Barnes

Eskil Anderson
Eskil Anderson

Alan P. O'Kelly
Alan P. O'Kelly

John Huneke
John Huneke

Subscribed and sworn to before me this 29th day of April, 1959.

George T. Nuess
Notary Public in and for the State of Washington, residing at Spokane

State of Alaska

Department of Commerce

Juneau

CERTIFICATE OF AMENDMENT

The undersigned, as Commissioner of Commerce of the State of Alaska, hereby certifies that duplicate originals of Articles of Amendment to the Articles of Incorporation of The Little Squaw Mining Company

duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Commissioner of Commerce, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

THE LITTLE SQUAW MINING COMPANY

and attaches hereto a duplicate original of the Articles of Amendment changing the corporate name to Little Squaw Gold Mining Company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this 7th. day of May A.D. 19 68

George Sharrock

GEORGE SHARROCK
COMMISSIONER OF COMMERCE

AFFIDAVIT

STATE OF WASHINGTON)
: ss.
County of Spokane)

The undersigned swears and affirms that at a special meeting of the stockholders of the Little Squaw Gold Mining Company, held at 309 Radio Central Building, Spokane, Washington, on April 5, 1968, at the hour of 10:00 A.M., for the purpose of amending Article I of the Articles of Incorporation, which read: "The name of the Corporation is the Little Squaw Mining Company", the following action was approved.

RESOLVED, that Article I of the Articles of Incorporation of this Corporation be changed to read: "The name of the Corporation is the Little Squaw Gold Mining Company."

And, further, that there are 2,521,347 shares all of one class and all entitled to vote issued and outstanding and that there were represented at the meeting 2,214,021 shares, which were represented in person or by proxy, and that all shares were voted in the affirmative to approve the name change.

ATTEST:

Maynard Irving
Its Secretary

LITTLE SQUAW GOLD MINING COMPANY

By Karl W. Jasper
Its President

I, Ila Cox, a Notary Public, do hereby certify that on this 6th day of May, 1968, personally appeared before me, Karl W. Jasper, its President, and Maynard Irving, its Secretary, who being by me first duly sworn, declared that they are the President and Secretary respectively of the Little Squaw Gold Mining Company; that they signed the foregoing document as President and Secretary of the Corporation, and that the statements therein contained are true.

Ila Cox
Notary Public in and for the State of Washington, residing at Spokane.

STATE OF ALASKA
DEPT. OF COMMERCE
DIV. OF INS.

RECEIPT

27091-323

I Nº 34423

DATE: May 14, 1968

AMOUNT: Ten and no/100-------------------------

DOLLARS: $10.00

FOR: Filing Certificate of Amendment to the Articles of Incorporation of The Little Squaw Mining Company for record May 7, 1968.

AMOUNT: RECEIPT CODE:

RECEIVED OF:

Little Squaw Mining Co.
309 Radio Central Bldg.
Spokane, Washington 99204

STATE OF ALASKA

[signature]

DIRECTOR OF INSURANCE

State of Alaska

Department of Commerce and Economic Development

Certificate

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Amendment to the Articles of Incorporation of LITTLE SQUAW GOLD MINING COMPANY duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

LITTLE SQUAW GOLD MINING COMPANY

and attaches hereto a duplicate original of the Articles of Amendment.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this 9th *day of* June *A.D. 19*77

H. Phillip Hubbard

H. PHILLIP HUBBARD
COMMISSIONER OF COMMERCE
AND ECONOMIC DEVELOPMENT

FILED FOR RECORD
STATE OF ALASKA
JUN 8 1977
DEPARTMENT OF COMMERCE
& ECONOMIC DEVELOPMENT

AMENDMENT TO ARTICLES OF INCORPORATION

OF

LITTLE SQUAW GOLD MINING COMPANY

This is to certify that at a meeting of the shareholders of Little Squaw Gold Mining Company held at the Davenport Hotel, Spokane, Washington, on May 13, 1977, pursuant to notice legally given, the shareholders of said corporation, by a vote of more than two-thirds of the shares outstanding, adopted the following amendment to the Articles of Incorporation:

Article Four shall be amended to provide as follows:

The total number of shares of stock which the corporation shall have authority to issue is twelve million (12,000,000), of the par value of Ten Cents ($.10) each, amounting in the aggregate to One Million Two Hundred Thousand Dollars ($1,200,000).

Eskil Anderson
President

John L. Neff
Secretary

Subscribed and sworn to before me this 26th day of May, 1977.

Eric K. Nagee
Notary Public in and for the State of Washington, residing at Spokane